                                 [NEWCOURT LOGO]

                         CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Pooling and Servicing Agreement, dated as of October 15, 1998, among the Servicer, Newcourt Receivables Corporation II, Newcourt Equipment Trust Securities 1998-1 and Harris Trust and Savings Bank, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 18th day of August, 1999.


                              NEWCOURT FINANCIAL USA INC., as Servicer

                              By:  /s/ Brian McLean
                                ------------------------------------
                              Name:      Brian McLean
                              Title:     Director, Securitizations

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1


   Beginning of Collection Period:                  07/01/99
   End of Collection Period:                        07/31/99
   Distribution Date:                               08/20/99
   Reporting Date:                                  08/18/99
   Months in progress                                      9

WATERFALL DISTRIBUTIONS


-------------------------------------------------------------------------------
Cash Collections in Collection Period              43,745,033.68
Interest Earned on Collections Account                193,482.30
Required Withdrawal from Reserve Fund                 675,958.67
Interest Earned on Reserve Fund                        68,259.72
Recoveries on Defaulted Contracts                     407,114.51
Servicer Advances (net of collections to
reimburse prior Servicer Advances)                          0.00

-------------------------------------------------------------------------------

Available Amount                                   45,089,848.88



ALLOCATIONS
  (A) Unreimbursed Servicer Advances                        0.00

  (B) Servicing Fee                                   407,332.13

  (C) A-1 Interest                                    169,975.30

  (D) A-2 Interest                                    560,729.59

  (E) A-3 Interest                                  1,952,061.39

  (F) A-4 Interest                                    457,760.19

  (G) B Interest                                      211,140.08

  (H) C Interest                                      130,904.50

  (I) D Interest                                       95,018.93

  (J) E Interest                                      133,545.22

  (K) A-1 Principal Payment Amount                 39,422,941.17

  (L) A-2 Principal Payment Amount                  1,356,614.06

  (M) A-3 Principal Payment Amount                          0.00

  (N) A-4 Principal Payment Amount                          0.00

  (O) B Principal Payment Amount                       84,401.91

  (P) C Principal Payment Amount                       45,272.31

  (Q) D Principal Payment Amount                       28,391.53

  (R) E Principal Payment Amount                       33,760.57

  (S) Accelerated Principal Payment                         0.00

  (T) Reserve Fund Deposit                                  0.00

  (U) Excess to Issuer                                      0.00



NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                            Page 2

A    Aggregate Discounted Contract Balance (ADCB) &
     Aggregate Notes Outstanding
A1   Aggregate Outstanding Note Balances,
     beginning of period                                            814,664,250.17
A2   ADCB, end of period                                            773,692,868.62

B    Reserve Fund
B1   Reserve Fund balance, beginning of period                       16,976,087.00
B2   Reserve Fund balance, end of period                             16,300,128.33

C    Available Funds for Distribution
C1   Available Funds -- Collection Account                           44,413,890.21
C2   Required Available Funds -- Reserve Fund                           675,958.67
C3   Total Available Funds                                           45,089,848.88

D    Total Payments to Servicer                                         407,332.13

E    Total Interest Payments to Noteholders                           3,711,135.20

C4   Available Funds for Principal Distribution                      40,971,381.55

F    Principal Differential Determination
F1   Beginning Principal Balance of Notes                           814,664,250.17
F2   Ending Period ADCB                                             773,692,868.62
F3   Total Principal Payment Amount                                  40,971,381.55
F4   Principal Differential                                                   0.00

G    Principal Payments to Noteholders

G1   Class A-1 Note Balance, beginning of period                     39,422,941.17
G2   Class A   Target Investor Principal Amount                     677,686,867.94
G3   Class A-1 Principal Payment                                     39,422,941.17
G4   Class A-1 Note Balance, end of period                                    0.00

G5   Class A-2 Note Balance, beginning of period                    130,150,001.00
G6   Class A-2 Principal Payment                                      1,356,614.06
G7   Class A-2 Note Balance, end of period                          128,793,386.94

G8   Class A-3 Note Balance, beginning of period                    447,036,959.00
G9   Class A-3 Principal Payment                                              0.00
G10  Class A-3 Note Balance, end of period                          447,036,959.00

G11  Class A-4 Note Balance, beginning of period                    101,856,522.00
G12  Class A-4 Principal Payment                                              0.00
G13  Class A-4 Note Balance, end of period                          101,856,522.00

C5   Remaining Available Funds                                          191,826.32

G14  Class B Note Balance, beginning of period                       42,440,218.00
G15  Class B Target Investor Principal Amount                        42,355,816.09
G16  Class B Floor                                                            0.00
G17  Class B Principal Payment                                           84,401.91
G18  Class B Note Balance, end of period                             42,355.816.09

C6   Remaining Available Funds                                          107,424.41

G19  Class C Note Balance, beginning of period                       22,634,783.00
G20  Class C Target Investor Principal Amount                        22,589,510.69
G21  Class C Floor                                                            0.00
G22  Class C Principal Payment                                           45,272.31
G23  Class C Note Balance, end of period                             22,589,510.69

C7   Remaining Available Funds                                           62,152.10

G24  Class D Note Balance, beginning of period                       14,146,739.00
G25  Class D Target Investor Principal Amount                        14,118,347.47
G26  Class D Floor                                                            0.00
G27  Class D Principal Payment                                           28,391.53
G28  Class D Note Balance, end of period                             14,118,347.47

C8   Remaining Available Funds                                           33,760.57

G29  Class E Note Balance, beginning of period                       16,976,087.00
G30  Class E Target Investor Principal Amount                        16,942,326.44
G31  Class E Floor                                                            0.00
G32  Class E Principal Payment                                           33,760.57
G33  Class E Note Balance, end of period                             16,942,326.43

C9   Remaining Available Funds                                                0.00

G34  Additional Principal to be redistributed                                 0.00

C10  Remaining Available Funds                                                0.00

H1  Reserve Fund Deposit (to Max Required)                                    0.00
I1  Available for Distribution to the Issuer (Shortfall)                      0.00


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 3

SERVICING FEE & INTEREST CALCULATIONS




SERVICING FEE DUE
(a) ADCB                           814,664,250.17
(b) Servicing Fee Rate                     0.600%
(c) 30                                         30
(d) 360                                       360
(e) Current Servicing Due              407,332.13
(f) Prior Month's Arrearage                  0.00
(g) Total Servicing Due                407,332.13


A-1 INTEREST                                        B INTEREST

(a) A-1 Rate                               5.007%   (a) B Rate                                5.970%
(b) Days in Period                             31   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-1 Balance           39,422,941.17   (d) Beginning B Balance            42,440,218.00
(e) Current Interest Due (a*d*b/c)     169,975.30   (e) Current Interest Due (a*d*b/c)    211,140.08
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 169,975.30   (g) Total Interest Due                211,140.08


A-2 INTEREST                                        C INTEREST

(a) A-2 Rate                               5.170%   (a) C Rate                                6.940%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-2 Balance          130,150,001.00   (d) Beginning C Balance            22,634,783.00
(e) Current Interest Due (a*d*b/c)     560,729.59   (e) Current Interest Due (a*d*b/c)    130,904.50
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 560,729.59   (g) Total Interest Due                130,904.50

A-3 INTEREST                                        D INTEREST

(a) A-3 Rate                               5.240%   (a) D Rate                                8.060%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-3 Balance          447,036,959.00   (d) Beginning D Balance            14,146,739.00
(e) Current Interest Due (a*d*b/c)   1,952,061.39   (e) Current Interest Due (a*d*b/c)     95,018.93
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due               1,952,061.39   (g) Total Interest Due                 95,018.93


 A-4 INTEREST                                       E INTEREST

(a) A-4 Rate                               5.393%   (a) A-E Rate                              9.440%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-4 Balance          101,856,522.00   (d) Beginning A-D Balance          16,976,087.00
(e) Current Interest Due (a*d*b/c)     457,760.19   (e) Current Interest Due (a*d*b/c)    133,545.22
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 457,760.19   (g) Total Interest Due                133,545.22


                                                                       Page 4
NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1

OTHER STATISTICAL DATA

DELINQUENCY

                             Current      1 Month Prior  2 Months Prior 3 Months Prior 4 Months Prior 5 Months Prior 6 Months Prior
                             -------      -------------  -------------- -------------- -------------- -------------- --------------
 31 - 60   Days Past Due      31,772,630     26,005,695      27,511,921     25,858,747     31,657,513     45,912,423     24,018,422
 61 - 90   Days Past Due       8,861,392      9,744,013       7,482,063     11,532,002     12,016,051     10,841,233      7,365,551
 91 - 120  Days Past Due       4,868,629      3,916,059       9,394,434      5,716,096      4,795,716      4,090,057      5,193,995
121   Plus Days Past Due       5,610,327      6,266,770       5,778,863      5,344,801      5,030,470      5,168,392      1,756,695

ADCB, End of Period          773,692,869    814,664,250     857,771,359    895,303,482    931,494,569  986,460,195    1,022,412,236

 31 - 60   Days Past Due (%)       4.11%          3.19%           3.21%          2.89%          3.40%          4.65%          2.35%
 61 - 90   Days Past Due (%)       1.15%          1.20%           0.87%          1.29%          1.29%          1.10%          0.72%
 91 - 120  Days Past Due (%)       0.63%          0.48%           1.10%          0.64%          0.51%          0.41%          0.51%
121   Plus Days Past Due (%)       0.73%          0.77%           0.67%          0.60%          0.54%          0.52%          0.17%

DEFAULTS

Gross Charge-Offs             732,141.80     783,575.69      908,274.58     830,709.96     784,425.08     833,188.13     198,487.41
Recoveries                    407,114.51     328,209.44      358,897.52     649,643.92     354,210.50       2,133.68      23,000.00
Charge-Offs - Net             325,027.29     455,366.25      549,377.06     181,066.04     430,214.58     831,054.45     175,487.41
of Recoveries


BOND PRINCIPAL FACTORS

A-1                           0.0000000%
A-2                          98.9576534%
A-3                         100.0000000%
A-4                         100.0000000%
B                            99.8011275%
C                            99.7999879%
D                            99.7993069%
E                            99.8011287%

RESERVE FUND CALCULATIONS

Beginning Balance          16,976,087.00
Required Balance           16,976,087.00
Deposit                             0.00
Withdrawal                   (675,958.67)
Ending Balance             16,300,128.33


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1

CONDITIONAL PAYMENT RATE

                                         Average
               Period       1 Month      3 Month      Life-to
Period         Ending         CPR          CPR         Date
------         ------       -------      -------      -------
  1           11/30/98      6.9572%        N/A        6.9572%
  2           12/31/98      6.2383%        N/A        6.6920%
  3           01/31/99      6.9524%      6.7160%      6.9069%
  4           02/28/99      9.5427%      7.5778%      7.7048%
  5           03/31/99     15.1390%     10.5447%      9.4891%
  6           04/30/99      8.8106%     11.1641%      9.6049%
  7           05/30/99     10.9830%     11.6442%     10.0453%
  8           06/31/99     14.4231%     11.4056%     10.9026%
  9           07/31/99     16.8629%     14.0897%     11.8861%